Exhibit 99.1

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORGENTECH INC.

The undersigned hereby appoints John P. McLaughlin and Richard P. Powers, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Corgentech Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held at 1:00 p.m., Pacific Time, on December 15, 2005 at The Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Corgentech Inc. account online.

Access your Corgentech Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Corgentech Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

PROPOSAL 1.	ISSUANCE OF SHARES OF	FOR	AGAINST	ABSTAIN	PROPOSAL 5. ELECTION OF DIRECTORS 01 Thomas J. Colligan 02 Rodney A. Ferguson 03 Robert L. Zerbe	FOR	WITHHELD FOR ALL	Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)
	CORGENTECH COMMON	☐	☐	☐		☐	☐
STOCK IN THE MERGER

PROPOSAL 2.	APPROVE THE AMENDMENT	FOR	AGAINST	ABSTAIN	PROPOSAL 6. ELECTION OF DIRECTORS 04 John P. McLaughlin 05 Charles M. Cohen 06 Carter H. Eckert	FOR	WITHHELD FOR ALL	Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)
	TO THE CERTIFICATE OF	☐	☐	☐		☐	☐
INCORPORATION TO EFFECT
A REVERSE STOCK SPLIT
PROPOSAL 3.	APPROVE THE AMENDMENT	FOR	AGAINST	ABSTAIN	PROPOSAL 7. ELECTION OF DIRECTORS	FOR	WITHHELD FOR ALL	Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)
	TO THE COMPANY’S 2003	☐	☐	☐	07 Richard B. Brewer	☐	☐
	EQUITY INCENTIVE PLAN				08 Arnold L. Oronsky
09 Michael F. Powell
PROPOSAL 4.	APPROVE THE AMENDMENT	FOR	AGAINST	ABSTAIN
	TO THE COMPANY’S 2003	☐	☐	☐
NON-EMPLOYEE DIRECTORS’
STOCK OPTION PLAN

PROPOSAL 8.	ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cgtk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Special Report and Proxy Statement

on the Internet at www.corgentech.com